Exhibit 3.2

GOLDMAN SACHS REAL ESTATE FINANCE TRUST INC

ARTICLES SUPPLEMENTARY

Goldman Sachs Real Estate Finance Trust Inc, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Section 5.1 of Article V of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”), by duly adopted resolutions, classified and designated (i) 5,000,000 authorized but unissued shares of voting common stock, $0.01 par value per share, of the Corporation as shares of Class F-I common stock, $0.01 par value per share (the “Class F-I Common Shares”), of the Corporation, and (ii) 5,000,000 authorized but unissued shares of voting common stock, $0.01 par value per share, of the Corporation as shares of Class F-II common stock, $0.01 par value per share (the “Class F-II Common Shares”), of the Corporation, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption, all as set forth below, which, upon any restatement of the Charter, shall become part of Article IV or Article V of the Charter, as appropriate, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof. Unless otherwise defined below, capitalized terms used below have the meanings given to them in the Charter.

Class F-I Common Shares

(1) Authorized Shares. Of the total number of authorized Common Shares, 5,000,000 shares are classified as Class F-I Common Shares.

(2) Definitions. As used herein, the following terms shall have the following meanings unless the context otherwise requires:

“Class F-I NAV Per Share” shall mean the net asset value per Class F-I Common Share, calculated as described in the most recent Valuation Guidelines.

“Class F-I Conversion Rate” shall mean the fraction, the numerator of which is the Class F-I NAV Per Share and the denominator of which is the Class I NAV Per Share.

(3) Conversion of Class F-I Common Shares to Class I Common Shares. Each Class F-I Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Series I Common Shares (including fractional shares) equal to the Class F-I Conversion Rate on the earliest of (a) a Listing of Series I Common Shares, (b) a merger or consolidation of the Corporation with or into another entity in which the Corporation is not the surviving entity, or (c) the sale or other disposition of all or substantially all of the Corporation’s assets; provided, however, that such conversion shall not occur if immediately after the occurrence of any of such events the Corporation is externally advised with different management fee allocations or different performance fee allocations for holders of Class I Common Shares on the one hand and holders of Class F-I Common Shares on the other hand. Immediately following the transfer for value of a Class F-I Common Share by the original purchaser thereof (or an Affiliated transferee thereof) to a transferee that is not Affiliated with such original purchaser, such Class F-I Common Share shall automatically and without any action on the part of the holder thereof convert into a number of Series I Common Shares (including fractional shares) equal to the Class F-I Conversion Rate.

(4) Rights Upon Liquidation. Immediately before any liquidation, dissolution or winding up, or any distribution of the assets of the Corporation pursuant to a plan of liquidation, dissolution or winding up, Series F-I Common Shares will automatically convert to Series I Common Shares (including fractional shares) at the Class F-I Conversion Rate. Following such conversion, the aggregate assets of the Corporation available for Distribution to holders of the Common Shares, or the proceeds therefrom, shall be distributed to each holder of Series I Common Shares, ratably with each other holder of Series I Common Shares, which will include all converted Class F-I Common Shares, in such proportion as the number of outstanding Series I Common Shares held by such holder bears to the total number of outstanding Series I Common Shares then outstanding.

Class F-II Common Shares

(1) Authorized Shares. Of the total number of authorized Common Shares, 5,000,000 shares are classified as Class F-II Common Shares.

(2) Definitions. As used herein, the following terms shall have the following meanings unless the context otherwise requires:

“Class F-I NAV Per Share” shall mean the net asset value per Class F-II Common Share, calculated as described in the most recent Valuation Guidelines.

“Class F-II Conversion Rate” shall mean the fraction, the numerator of which is the Class F-II NAV Per Share and the denominator of which is the Class I NAV Per Share.

(3) Conversion of Class F-II Common Shares to Class I Common Shares. Each Class F-II Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Series I Common Shares (including fractional shares) equal to the Class F-II Conversion Rate on the earliest of (a) a Listing of Series I Common Shares, (b) a merger or consolidation of the Corporation with or into another entity in which the Corporation is not the surviving entity, or (c) the sale or other disposition of all or substantially all of the Corporation’s assets; provided, however, that such conversion shall not occur if immediately after the occurrence of any of such events the Corporation is externally advised with different management fee allocations or different performance fee allocations for holders of Class I Common Shares on the one hand and holders of Class F-II Common Shares on the other hand. Immediately following the transfer for value of a Class F-II Common Share by the original purchaser thereof (or an Affiliated transferee thereof) to a transferee that is not Affiliated with such original purchaser, such Class F-II Common Share shall automatically and without any action on the part of the holder thereof convert into a number of Series I Common Shares (including fractional shares) equal to the Class F-II Conversion Rate.

(4) Rights Upon Liquidation. Immediately before any liquidation, dissolution or winding up, or any distribution of the assets of the Corporation pursuant to a plan of liquidation, dissolution or winding up, Series F-II Common Shares will automatically convert to Series I Common Shares (including fractional shares) at the Class F-II Conversion Rate. Following such conversion, the aggregate assets of the Corporation available for Distribution to holders of the Common Shares, or the proceeds therefrom, shall be distributed to each holder of Series I Common Shares, ratably with each other holder of Series I Common Shares, which will include all converted Class F-II Common Shares, in such proportion as the number of outstanding Series I Common Shares held by such holder bears to the total number of outstanding Series I Common Shares then outstanding.

SECOND: The Class F-I Common Shares and the Class F-II Common Shares have been designated and classified by the Board of Directors under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of the undersigned’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Financial Officer and Treasurer and attested to by its Chief Executive Officer and President on this 21st day of January, 2025.

ATTEST:		GOLDMAN SACHS REAL ESTATE FINANCE TRUST INC

By:	/s/ Steve Pack	By:	/s/ Mallika Sinha
	Name: Steve Pack		Name: Mallika Sinha
	Title: Chief Executive Officer and President		Title: Chief Financial Officer and Treasurer